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                                                                    EXHIBIT 1

                      FLORIDA PUBLIC UTILITIES COMPANY

                                 $15,000,000

                    ___% SECURED INSURED QUARTERLY NOTES
                             DUE OCTOBER 1, 2031




                           UNDERWRITING AGREEMENT
                           ----------------------


                                                      ___________, 2001

Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, Missouri  63131
Attention: Mr. Kevin Sprouse

Gentlemen:

     The undersigned, Florida Public Utilities Company, a Florida corporation (the "Company"), hereby confirms its agreement with Edward D. Jones & Co., L.P. (the "Underwriter") as follows:

     1.   Offering. The Company proposes to issue and sell to the Underwriter
          --------
an aggregate principal amount of $15,000,000 of its ____% Secured Insured Quarterly Notes due October 1, 2031 (the "IQ Notes"). The IQ Notes are to be issued pursuant to an Indenture of Trust dated as of September 1, 2001 (the "Indenture") between the Company and SunTrust Bank, as trustee (the "Trustee"). Prior to the Substitution Date (as described in the Indenture), the IQ Notes will be secured by the delivery to the Trustee of one or more first mortgage bonds issued under the Company's mortgage indenture, as specified in the Prospectus referred to below (the "Pledged Bonds"). The IQ Notes are more particularly described in the Prospectus (as hereinafter defined) and in the form of Indenture filed as an exhibit to the Registration Statement (as hereinafter defined). No amendment to such form of Indenture will be made prior to the Closing Date, hereinafter defined, without your prior approval.

     2.   Sale and Delivery of the IQ Notes. Subject to the terms and
          ---------------------------------
conditions and based upon the representations and warranties set forth in this Agreement, (a) the Company agrees to issue and sell $15,000,000 in aggregate principal amount of IQ Notes to the Underwriter and (b) the Underwriter agrees to purchase from the Company the aggregate principal amount of the IQ Notes at a price of __% of the principal amount thereof.

     The Underwriter agrees to make a public offering of the IQ Notes promptly after the Registration Statement shall have become effective, at the public offering price and upon the terms and conditions set forth in the Prospectus. The Underwriter may reserve and sell such of the IQ Notes purchased by the Underwriter, as the Underwriter may elect, to dealers chosen by it


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(the "Selected Dealers") at the public offering price set forth in the
Prospectus less the applicable Selected Dealers concessions as established by the Underwriter, for re-offering by Selected Dealers to the public at the public offering price.

     Delivery of the IQ Notes and payment therefor, shall be made to the Underwriter at 9:00 A.M., St. Louis time, on __________, 2001, or on such later day and time (not later than seven full business days thereafter) as may be agreed upon in writing between the Underwriter and the Company, such day and time of delivery and payment being herein called the "Closing Date."

     On the Closing Date, the IQ Notes shall be delivered by the Company to the Underwriter at its office at 12555 Manchester Road, St. Louis, Missouri 63131 and/or at The Depository Trust Company in New York, New York, as designated by the Underwriter, against payment of the purchase price therefor in funds immediately available to the Company. The Company agrees to make available to the Underwriter for inspection and packaging in St. Louis, Missouri, at least one full business day prior to the Closing Date, the IQ Notes so to be delivered in good delivery form and in such denominations and registered in such names as the Underwriter shall have requested, all such requests to have been made in writing at least two full business days prior to the Closing Date.

     3.   Representations and Warranties of the Company. The Company
          ---------------------------------------------
represents and warrants to the Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has prepared a registration statement on Form S-3 (Registration No. 333-________) for the registration of the IQ Notes and one or more amendments thereto in conformity with the requirements of the Act and all applicable instructions and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has filed such registration statement and amendments with the Commission. Copies of such registration statement and amendments (including all forms of preliminary prospectus) have been delivered to the Underwriter, and the Company will not, before the registration statement becomes effective, file any other amendment thereto or supplement to which you reasonably object in writing after being furnished with a copy thereof. Such registration statement, including all prospectuses included as a part thereof, all financial schedules and exhibits thereto and all documents incorporated by reference therein, as amended at the time when it becomes effective, is herein called the "Registration Statement," and the term "Prospectus" as used herein means the prospectus, including the documents incorporated by reference therein, in the form first filed by the Company pursuant to Rule 424(b) under the Act. The term "preliminary prospectus" as used herein means any preliminary prospectus included at any time as part of the Registration Statement, including the documents incorporated by reference therein.

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of the filing thereof with the Commission, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that none of the


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     representations and warranties in this subparagraph shall apply to statements in, or omissions from, any preliminary prospectus made in reliance upon and in conformity with the information furnished to the Company by or on behalf of the Underwriter contained in, and specifically for use in, the section entitled "Underwriting" in such preliminary prospectus.

          (c) When the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Date, the Registration Statement and Prospectus, and all amendments thereof and supplements thereto, will comply in all material respects with the provisions of the Act and the Rules and Regulations; when the Registration Statement becomes effective, and when any post-effective amendment thereto becomes effective, the Registration Statement (as amended, if the Company has filed with the Commission any post-effective amendment thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Date, the Prospectus (as amended or supplemented, if the Company has filed with the Commission any amendment thereof or supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subparagraph will apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter contained in, and specifically for use in, the section entitled "Underwriting" in the Registration Statement or the Prospectus or any such amendment or supplement or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the trustee referred to in the Registration Statement.

          (d) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (e) As of the time any IQ Notes are issued and sold hereunder, each of the Indenture and the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1942, as supplemented and modified by fourteen supplemental indentures, including the Fourteenth Supplemental Indenture (the "Original Indenture"), assuming the due execution and delivery of the Indenture and the Fourteenth Supplemental Indenture by


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     the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws now or hereafter in effect relating to or affecting mortgagees' or other creditors' rights or general principles of equity (whether asserted in a proceeding at law or in equity), and the IQ Notes and the Pledged Bonds will each have been duly authorized, executed, authenticated and, when the IQ Notes have been paid for by the purchasers thereof, the IQ Notes and the Pledged Bonds will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and the Original Indenture, in each case, as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws now or hereafter in effect relating to or affecting mortgagees' or other creditors' rights or general principles of equity (whether asserted in a proceeding at law or in equity); the IQ Notes, the Pledged Bonds, the Indenture and the Original Indenture will conform in all material respects to all statements relating thereto contained in the Prospectus.

          (f) The Company has been duly incorporated and is validly existing in good standing under the laws of Florida, and is duly qualified as a foreign corporation for the transaction of business and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification.

          (g) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and all of the outstanding shares of Common Stock have been duly and validly authorized.

          (h) The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

          (i) The Company has all requisite power and authority necessary to own or hold its properties and conduct its business as described in the Prospectus and owns or holds all material licenses, permits and other required authorizations from governmental authorities necessary to conduct the business operated by it.

          (j) The Company has good and marketable title to all property described in the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Prospectus or such as are not material to the business of the Company; and the property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company.

          (k) The Company has good and marketable title to all the real properties described in the granting clauses of the Original Indenture, subject (other than properties released from the lien of the Original Indenture pursuant to the terms thereof) to the lien of the Original Indenture and no other liens or encumbrances except liens permitted under the Original Indenture. No further deeds, conveyances, transfers or instruments,

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     other than the Fourteenth Supplemental Indenture and related documents, are necessary for the purpose of effectually subjecting such properties to the direct lien and operation of the Original Indenture. The
     Mortgage constitutes a valid first mortgage lien of record upon all real and personal property of the Company (including easements, rights-of-way, and other rights relating to real estate and franchises) specifically or generally described or referred to in the Original Indenture as subject to the lien thereof and owned by the Company at the time of the actual issue of the IQ Notes and the Pledged Bonds, subject to no liens or encumbrances other than permitted liens (as defined in Section 1.05(a) of the Original Indenture) and liens existing on any property acquired thereafter by the Company at the time of such acquisition and permitted by Section 5.04 of the Original Indenture, as modified by the First Supplemental Indenture (the "Permitted Liens").

          (l) The Original Indenture has been duly filed for recording in such manner and in such places as are required by law in order to establish, preserve, and protect the first lien of the Mortgage on all real and personal property of the Company specifically or generally described or referred to in the Original Indenture as subject to the lien of the Original Indenture (except that (a) additional filings and recordings of the Original Indenture will be required if property is acquired by the Company subsequent to the date hereof which is located in a county where the Original Indenture has not previously been filed for recording and (b) the Original Indenture will not be a first lien on property hereafter acquired by the Company which at the time of acquisition is subject to prior liens or other encumbrances), and all taxes, fees and other charges payable in connection therewith have been paid in full.

          (m) Except as set forth in the Prospectus, there are no actions, suits, proceedings, hearings, or to the best of the knowledge of the Company, any claims or investigations pending, before or by any court, governmental authority, or instrumentality (or, to the best of the knowledge of the Company, any state of facts which would give rise thereto) threatened against the Company or involving any of its properties, which the Company has reason to believe may result in any material adverse change in the business, operations, assets, financial condition or prospects of the Company, or which the Company has reason to believe may adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of the IQ Notes, the Pledged Bonds, the Indenture or this Agreement.

          (n) Except as reflected in or contemplated by the Prospectus, since the respective dates as of which information is given in the Prospectus and up to and including the Closing Date, the Company has not incurred, and will not have incurred, any liabilities or obligations, direct or contingent, which are material to the business of the Company, or entered into any transaction which is material to the business of the Company, and there has not been any change in the capital stock, short-term or long-term debt of the Company which is material to the business of the Company, or any material adverse change, or any development specifically related to the business of the Company involving, in the opinion of the Company, a prospective material adverse change, in the business, operations, assets, financial condition or prospects of the Company.

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          (o) The issuance and sale of the IQ Notes and the Pledged Bonds, the execution and delivery of this Agreement, the Indenture and the Fourteenth Supplemental Indenture by the Company, the consummation of the transactions contemplated herein and compliance with the terms of the IQ Notes, the Pledged Bonds, the Indenture, the Fourteenth Supplemental Indenture and this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, except for conflicts, breaches, violations or defaults which would be immaterial to the business and operations of the Company and which would not affect the validity or enforceability of the IQ Notes, the Pledged Bonds, the Indenture, the Fourteenth Supplemental Indenture or this Agreement or otherwise adversely affect the rights, duties or obligations of the Trustee, the Underwriter, the holders of the IQ Notes or the holders of the Pledged Bonds; nor would such issuance, sale, execution, delivery, consummation or compliance conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under the Certificate of Incorporation or By-Laws of the Company or any applicable law, rule, regulation, judgment or decree or order of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties. Other than the consent of the Florida Public Service Commission, no consent, approval, authorization or order of any court or governmental agency or body is required for the issuance and sale of the IQ Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except as may be required under the Act, the Trust Indenture Act, the Rules and Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the IQ Notes by the Underwriter.

          (p) The financial statements and schedules of the Company included or incorporated by reference in the Registration Statement and Prospectus fairly present, and the financial statements and schedules of the Company included or incorporated by reference in any amendment or supplement to the Registration Statement and Prospectus will fairly present, the financial condition of the Company and the results of its operations and changes in its financial position as of the dates and for the periods therein specified; and said financial statements have been and will be prepared in accordance with generally accepted accounting principles which have been consistently maintained and applied throughout the periods involved.

          (q) To the best of the Company's knowledge, the accountants who have certified or shall certify the financial statements filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the Act.

          (r) The Company is not a "holding company," as such term is defined in the Public Utility Holding Company Act of 1935.

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          (s) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section
     517.075.

     4.   Agreements of the Company. The Company agrees that:
          -------------------------

          (a) Prior to the effective date of the Registration Statement and at any time when a prospectus relating to the IQ Notes is required to be delivered under the Act or the Rules and Regulations, the Company will not file or make any amendment or post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus to which the Underwriter shall reasonably object in writing within two business days after being furnished copies thereof and following reasonable telephonic notice of such amendment or supplement from the Company to the Underwriter.

          (b) The Company will use its commercially reasonable best efforts to cause the Registration Statement to become effective and will advise the Underwriter immediately and confirm that advice in writing (i) of the effectiveness of the Registration Statement, or any post-effective amendment thereto, (ii) of any request of the Commission to amend or supplement the Registration Statement or Prospectus, or to provide additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the IQ Notes for sale in any state or other jurisdiction, or of the initiation or threat of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any stop order or suspension order and to obtain the withdrawal of any such stop order or suspension order.

          (c) The Company will promptly deliver to the Underwriter without charge, (i) three copies of the Registration Statement, as originally filed, and of each amendment thereto, and of each post-effective amendment thereto filed at any time when a prospectus relating to the IQ Notes is required to be delivered under the Act, at least two of which have been signed by the proper officers and at least a majority of directors of the Company, either directly or by their attorney(s)-in-fact and include a signed copy of each consent and certificate of experts named in the Registration Statement, together with all exhibits filed therewith or incorporated by reference therein and (ii) such number of conformed copies of the Registration Statement, as originally filed, and of each amendment thereto, and of each post-effective amendment thereto filed at any time when a prospectus relating to the IQ Notes is required to be delivered under the Act or the Rules and Regulations (in each such case excluding exhibits), as the Underwriter may reasonably require. The Company will promptly deliver, without charge, to the Underwriter and such others whose names and addresses are designated by the Underwriter: (A) from time to time until the effective date of the Registration Statement, as many printed copies of any preliminary prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriter may reasonably request; and (B) as soon as possible after the Registration Statement becomes effective, and from time to time thereafter, as many printed copies of the Prospectus and of any amended or supplemented Prospectus as the Underwriter may reasonably request.

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          (d) The Company will comply to the best of its ability with the
     Act, the Trust Indenture Act and the Exchange Act and the Rules and Regulations so as to permit the continuance of sales of and dealings in the IQ Notes under the Act, the Trust Indenture Act and the Exchange Act, and will keep current in the filing of all reports and forms required to be filed with any regulatory authority having jurisdiction over the Company.

          (e) If at any time when a prospectus relating to the IQ Notes is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, and deliver in connection therewith, such Prospectus or Prospectuses to the Underwriter in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations.

          (f) The Company will cooperate with the Underwriter and counsel for the Underwriter in taking such action as may be necessary to qualify the IQ Notes for offering and sale under the securities laws of any state or jurisdiction of the United States as the Underwriter may reasonably request and will use its best efforts to continue such qualification in effect so long as required for the distribution of the IQ Notes.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, including, at the option of the Company, Rule 158 under the Act, which need not be certified by independent public accountants unless required by the Act or the Rules and Regulations) covering a period of at least 12 months commencing after the effective date of the Registration Statement.

          (h) The Company will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the IQ Notes violates present or future usury or other laws relating to the interest payable on any indebtedness and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

          (i) For a period of five years after the issuance of the IQ Notes, the Company will furnish as soon as practicable to the Underwriter copies of any reports filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, copies of the Company's definitive proxy statements and annual reports and copies of all reports and communications which shall be sent to the holders of Common Stock.



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          (j) The Company will apply the net proceeds from the offering of the IQ Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (k) The Company will not, during the period of 30 days from the date on which the IQ Notes are purchased by the Underwriter, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any IQ Notes, any security convertible into or exchangeable into or exercisable for the IQ Notes or any debt securities substantially similar to the IQ Notes, without the prior written consent of the Underwriter.

     5.   Expenses. The Company and the Underwriter agree as follows:
          --------

          (a) The Company, whether or not the transactions contemplated hereunder are consummated, will pay all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses in connection with (i) the preparation and filing of the Registration Statement, Prospectus and Indenture and any supplements or amendments thereto; (ii) the preparation, issuance and delivery of the IQ Notes contemplated by this Agreement; (iii) the printing and mailing in reasonable quantities of the Registration Statement, the Indenture, amendments thereto, each preliminary prospectus, the Prospectus and any amendments or supplements thereto, this Agreement and related documents delivered to the Underwriter and Selected Dealers; (iv) any taxes, including transfer taxes, on the sale of the IQ Notes to the Underwriter; (v) the filing fees and expenses (including legal fees and reasonable disbursements) incurred in connection with the qualification of the IQ Notes under the Blue Sky or securities laws of the various states, filings with the National Association of Securities Dealers, Inc. and the preparation of Preliminary and Supplemental Blue Sky Memoranda for the Offering; (vi) the fees and expenses of the accountants and the counsel for the Company; (vii) the fees of the Trustee and any agent of the Trustee (including legal fees and disbursements, if any, of counsel to the Trustee); (viii) the fees and expenses of the Underwriter's counsel that exceed $22,500, provided that the total payments by the Company for such expenses shall not exceed $27,500; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

          (b) The Underwriter will pay (i) the fees and disbursements of the Underwriter's counsel, except as set forth in (a) above and Section 9(b) hereof, and (ii) their own out-of-pocket expenditures.

     6.   Conditions of the Underwriter's Obligations. The obligations of
          -------------------------------------------
the Underwriter to purchase and pay for the IQ Notes shall be subject in its discretion to the accuracy of and compliance with the representations and the warranties of the Company herein contained as of the date hereof and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective and the Indenture qualified under the Trust Indenture Act not later than 2:00 P.M., St. Louis time on such date as shall be consented to in writing by the Underwriter and the Company, and no stop order suspending the effectiveness of such Registration Statement shall have been issued


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     under the Act or proceedings therefor initiated or threatened by the
     Commission prior to the Closing Date; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

          (b) The Underwriter shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which in its judgment, is material, or omits to state a fact which, in its judgment, is material, and is required to be stated therein or necessary to make the statements therein not misleading.

          (c) On the Closing Date, the Underwriter shall have received an opinion, dated the Closing Date, of Akerman Senterfitt, P.A., counsel for the Company, substantially in the form of Exhibit A attached hereto.

          (d) On the Closing Date, the Underwriter shall have received from Armstrong Teasdale LLP an opinion or opinions with respect to the sufficiency of the Company proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and such related matters as the Underwriter may reasonably require, and there shall have been furnished to such counsel such documents as they may request to enable them to pass upon such matters. In giving such opinion or opinions, Armstrong Teasdale LLP may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than the law of the United States and the State of Missouri, upon an opinion or opinions of local counsel, who may be counsel for the Company, provided that any such opinion or opinions are delivered to the Underwriter and that said counsel shall state that they have no reason to believe that such opinions are not correct.

          (e) On the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date, signed by the chief executive officer or president and principal financial or accounting officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct as if made on the Closing Date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the business, operations, assets, financial condition or prospects, of the Company, or in the business of the Company; (iii) since such dates there has not been any material transaction entered into by the Company other than transactions in the ordinary course of business; and (iv) no stop order affecting the Registration Statement is in effect or, to the best of such officers' knowledge, threatened, and covering such other matters as the Underwriter may reasonably request.

          (f) On the date of this Agreement, the Underwriter and the Company shall have received a letter from Deloitte & Touche LLP dated such date and addressed to the Underwriter and the Company in form and substance satisfactory to the Underwriter, with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

          (g) At the Closing Date, the Underwriter and the Company shall have received from Deloitte & Touche LLP a letter, dated the Closing Date and addressed to the Underwriter and the Company in form and substance satisfactory to the Underwriter, confirming as of the Closing Date their letter dated the date hereof and delivered to the Underwriter pursuant to Section 6(f) hereof.

          (h) At the Closing Date, the Underwriter shall have received from counsel for Ambac Assurance Corporation ("Ambac") an opinion in form and substance satisfactory to the Underwriter with respect to the description of Ambac in the Prospectus and with respect to the financial guaranty insurance policy issued by Ambac.

          (i) At the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date, signed by an officer of Ambac in form and substance satisfactory to the Underwriter.

          (j) On the Closing Date, the Underwriter shall have received in form satisfactory to it confirmation that the Notes have been rated "AAA" by Standard & Poor's Ratings Group and "Aaa" by Moody's Investors Services, Inc.

          (k) Counsel for the Underwriter, shall have been furnished with such opinions and copies of such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the IQ Notes as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the IQ Notes as herein contemplated and all opinions and certificates mentioned above or elsewhere in this Agreement shall be satisfactory in form and substance in all material respects to the Underwriter and said counsel.

          (l) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock, short-term debt or long-term debt of the Company or any material adverse change, or any development specifically related to the business of the Company involving a prospective material adverse change, in the business, operations, assets, financial condition or prospects of the Company considered as a whole which, in the judgment of the Underwriter, makes it impractical to offer or deliver the IQ Notes on the terms and in the manner contemplated in the Prospectus.

     If any of the conditions specified in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon notice to the Company or such conditions may be waived, modified or the time for fulfillment thereof may be extended by the Underwriter upon notice to the Company.

     7.   Conditions of the Company's Obligations. The obligations of the
          ---------------------------------------
Company to deliver the IQ Notes shall be subject to the following conditions:

          (a) The Registration Statement shall have been declared effective by the Commission.

          (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date, and no proceedings therefor shall be pending or threatened by the Commission at the Closing Date.

     In the event the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by the Company by delivery of notice to the Underwriter. Any such notice shall be without liability of the Company to the Underwriter, except as otherwise provided in Section 9(b) thereof, and without liability of the Underwriter to the Company.

     8.   Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter and each controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in any of such documents in reliance upon and in conformity with information furnished to the Company by the Underwriter contained in the section of the Prospectus entitled "Underwriting" and specifically for use therein; provided, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or of any person controlling the Underwriter) on account of any such losses, claims, damages, liabilities or expenses arising from the sale of the IQ Notes by the Underwriter to any person if a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid). Indemnification pursuant to this Section 9 will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter contained in the section of the Prospectus entitled "Underwriting" and specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Indemnification pursuant to this Section 8 will be in addition to any liability which the Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
     Section 9 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section
     8. In case any claim or action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable cost of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld, delayed or conditioned.

          (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the IQ Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Note underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9.   Termination.
          -----------

          (a) This Agreement may be terminated at any time prior to the Closing Date by the Underwriter by written notice to the Company, if in the judgment of the Underwriter it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the IQ Notes by reason of (i) the Company sustaining a loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the opinion of the Underwriter, substantially affects the value of the properties of the Company or which materially interferes with the operation of the business of the Company, (ii) all trading in securities on the American Stock Exchange having been suspended or limited or minimum prices having been established on such exchange,
     (iii) a banking moratorium having been declared by the United States or by New York state authorities or (iv) an outbreak of major hostilities or other national or international calamity having occurred.

          (b) If the obligations of the parties to this Agreement shall be terminated pursuant to Section 6 or 7 hereof or this Section 9, or if the purchase provided for herein is not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all the obligations under this Agreement, the Company shall not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall remain liable to the extent provided in Sections 5(a) and 8(a) hereof, and, except where termination occurs pursuant to clause
     (ii), (iii) or (iv) of Section 9(a) hereof, the Company shall pay the out-of-pocket expenses incurred by the Underwriter in contemplation of the performance by it of its obligations hereunder, including the fees and disbursements of its counsel and its traveling expenses and postage, telegraph and telephone charges.

     10.  Survival of Indemnities, Representations and Warranties. The
          -------------------------------------------------------
respective indemnities of the Company and the Underwriter and the respective representations and warranties of the Company and the Underwriter set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the IQ Notes or termination of this Agreement pursuant to Section 9 hereof, as the case may be.

     11.  Parties in Interest. This Agreement shall inure to the benefit of
          -------------------
the Company, the Underwriter, the officers, directors and partners of such parties, each controlling person referred to in Section 8 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any IQ Notes from the Underwriter.

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

     12.  Notices. All communication, terminations and notices hereunder
          -------
shall be in writing and sent to the Underwriter or the Company, as applicable. Notices shall be mailed, delivered or telegraphed and confirmed to the Underwriter at 12555 Manchester Road, St. Louis, Missouri 63131 (Attn: Kevin Sprouse) (or such other place as the Underwriter may specify in writing); if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 401 South Dixie Highway, West Palm Beach, Florida 33401 (Attn: Jack Brown) (or such other place as the Company may specify in writing).

     13.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts which, taken together, shall constitute one and the same instrument.

     14.  Governing Law. This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of Missouri.

     Please sign the enclosed duplicate of this letter whereupon this letter will become a binding agreement between the parties in accordance with its terms.

                                  Very truly yours,

                                  FLORIDA PUBLIC UTILITIES


                                  By:
                                     --------------------------------------
                                  Name:
                                       ------------------------------------
                                  Title:
                                        -----------------------------------



The foregoing Agreement is
hereby confirmed and accepted,
as of the date first above
written, on behalf of the
Underwriter

EDWARD D. JONES & CO., L.P.


By:
   ------------------------
Name:
     ----------------------
Title: Principal